SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                           --------------------

                                  FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                        THE BOYDS COLLECTION, LTD.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


               Maryland                                  52-1418730
  ----------------------------------------             -----------------
  (State of Incorporation or Organization)             (I.R.S. Employer
                                                       Identification No.)

  350 South Street, McSherrystown, Pennsylvania                17344
  ---------------------------------------------         -----------------
    (Address of Principal Executive Officer)              (Zip Code)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(b) of the Exchange Act and
is effective pursuant to General                is effective pursuant to General
Instruction A.(c), please check                 Instruction A.(c), please check
the following box.  /X/                         the following box.  / /

Securities Act registration statement file number to which this form
relates:    333-69535
          --------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
       -------------------                     ---------------------------------

Common Stock, par value $.0001 per share       The New York Stock Exchange, Inc.
----------------------------------------       ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                  None.
--------------------------------------------------------------------------------
                             (Title of Class)
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Item 1:   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          On February 16, 1999, the registrant filed with the Securities and Exchange Commission (the "Commission") Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-69535) with respect to its common stock, par value $.0001 per share (the "Common Stock"). The securities to be registered pursuant to this Registration Statement on Form 8-A were described in the registration statement referred to above under the caption "Description of Capital Stock", and such description is incorporated by reference herein in response to the information required by this Item. Such description incorporated by reference herein shall be filed with copies of the application filed with The New York Stock Exchange, Inc. ("NYSE").

Item 2:   Exhibits.
          ---------

          The following exhibits shall be filed with each copy of this Registration Statement filed with NYSE, but have not been filed with, and are not incorporated by reference in, copies of this Registration
Statement filed with the Commission:

         1.1 Amendment No. 2 to the Registration Statement on Form S-1 (File 333-69535), as filed with the Commission on February 16, 1999.

         1.2 Amendment No. 1 to the Registration Statement on Form S-1 (File 333-69535), as filed with the Commission on February 8, 1999.

    *    3.1     The Articles of Incorporation of the Registrant

    *    3.2     The Bylaws of the Registrant

    **   4.1     Specimen of a Common Stock certificate
----------------

* Included in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-69535).

**  To be filed by amendment.














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                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE BOYDS COLLECTION, LTD.



Date:  February 18, 1999               By:  /s/ Christine L. Bell
                                            ------------------------
                                            Name:  Christine L. Bell
                                            Title: Chief Operating Officer



































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